Exhibit 10.2
                                      (Translation; Original Document in Hebrew)

Name of Partnership: AMPAL COMMUNICATIONS LIMITED PARTNERSHIP (the
"Partnership")

To:  Bank Leumi Le-Israel B.M.
     _______________ Branch                                       Date: ________

        Additional Terms and Conditions as an Annex to General Conditions for Opening an Account for Receiving Credits in Foreign Currency
                           (the General "Conditions")

1. The ownership of MIRS Communication Co. Ltd. (the "Company") is held in the following proportions:

     (i)  67% - Motorola Communications Israel Ltd.;
     (ii) 33% - the Partnership;

     as more particularly described in Appendix "A" attached hereto.

2.   The Credits to be given by the Bank are:

     (a) US$36,400,000 on a non-recourse basis, save as mentioned hereunder in sub-clause (c) below;

     (b) The Credits will be granted for a period of 10 years, with a grace period of 5 years for repayment of principal; repayment of principal during the last 5 years on an annual basis shall be as follows:

          6th year - 10% of the principal;
          7th year - 15% of the principal;
          8th -10th years - 25% of the principal each year.

     (c) Interest on the Credits shall be at the rate of LIBOR + 0.8% p.a., payable on an annual basis, on 31st March in each year, save that during the first 2 years, should the Company not pay a dividend sufficient to cover the interest payment, then the Partnership shall have the right not to pay any such installment of interest, the same being compounded and being payable on the last day of such 2-year period, the exercise of such right being subject to the Bank receiving, prior to the granting of the Credits, a guarantee from Ampal American Israel Corporation ("Ampal") and/or bank guarantees from the other partners in the Partnership, each being in text satisfactory to the Bank, to secure payment of such compounded interest. However, should such a dividend be declared, then that amount received in respect of the Shares, as defined in Clause 7 (a) hereunder, shall be used to pay such interest as has been so compounded.

     (d) US$32,000,000 out of the proceeds of the Credits shall be used to repay the temporary loan given to Ampal Communications Inc. by Bank Leumi USA, and the Partnership hereby gives to the Bank irrevocable instructions to make the necessary transfer.

3. The balance of the amount required to purchase the Shares (as defined in Clause 7 (a) hereunder) has been provided to the Partnership by the individual partners, either by way of paid-up capital and/or subordinated owners' loans and/or by investment in the Partnership.

4. Notwithstanding the provisions of Clause 2 (a) in the General Conditions, the Partnership shall be entitled to prepay the Credits or any part thereof subject to compliance by the Partnership with the following conditions:-

     (a) (i)   three years shall have passed since the granting of the Credits;
               or

         (ii) the amount to be prepaid shall be out of dividends received by the Partnership on account of their Shares; or

         (iii) the amount prepaid shall be out of the proceeds of a public offering of shares in the Company.

     (b) all amounts due from the Partnership in connection with the Credits at the date of intended repayment shall have been paid by the Partnership;

     (c) any sum to be repaid shall not be less than US$1,000,000 (One Million United States Dollars);

     (d) there is no impediment under law or requirement of the Bank of Israel preventing the Partnership from effecting such prepayment or the Bank from receiving the same;

     (e) the Bank shall have received not less than 30 (thirty) days notice (or in the event of the amount being prepaid is less than US$5m., then not less than 5 banking days notice) of intended repayment of the Credits or such part thereof as is to be repaid as aforesaid, such notice (which shall, once actually received by the Bank, be irrevocable) shall specify such sum as is to be repaid and the date for such repayment which shall be a date prescribed for the payment of interest on the Credits; the Credits or any part thereof as is to be repaid as aforesaid, shall be repaid on the date specified in the said notice;

     (f) notwithstanding the provisions contained in Paragraph (e) above, the Credits may be prepaid on a date which is not an interest payment date on condition that if at the date of such prepayment LIBOR for the period from such prepayment date to the end of the current interest period shall be less than LIBOR for the then current interest period, the Partnership shall pay by way of penalty an amount equal to the difference between such interest rates applied to the amount so prepaid for the period from such prepayment until the end of the current interest period;


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

     (g) the amounts prepaid as aforesaid shall be appropriated towards the repayment of the principal of the Credits and such appropriation shall be made proportionately to each of the outstanding installments of principal;

     (h) at the time of giving the notice referred to in sub-clause (e) above, the Partnership shall also confirm to the Bank that it intends to prepay a similar sum to Bank Hapoalim B.M. and shall include in such confirmation, if applicable, the terms under which it is to prepay such amount to Bank Hapoalim B.M., if such terms are more favorable than those referred to above. If the Bank cannot grant similar terms to the Partnership, then it shall inform the Partnership in writing accordingly, and the Partnership shall utilize the whole of the amount it intends to use for such prepayment (including those monies intended to be paid to the Bank) in prepaying the loan to Bank Hapoalim B.M.

5. The Partnership hereby agrees with the Bank that so long as any part of the Credits remains outstanding to the Bank, they will not, without the previous written consent of the Bank:

     (a) take loans from any third party whatsoever nor create any obligations, directly or indirectly, towards any third party whatsoever save such loans as may be necessary to enable them to fulfill their obligations towards Motorola Communications Israel Ltd. ("Motorola") contained in the Purchase and Sale Agreement dated 5th January 1998 and all its annexes made between Motorola and Ampal Communications Inc. (the "PS Agreement") and the Shareholders Agreement made between Motorola and the Partnership, dated 29th March 1998 (the "S Agreement") (the PS Agreement and the S Agreement hereinafter being jointly called the "Agreements"), provided nevertheless that any such loan shall be subordinated to the Credits, unsecured by the assets of the Partnership and also subject to a provision that the lender will have no right to take bankruptcy or like proceedings against the Partnership without the Bank's prior written consent; save that if the Partnership shall make additional investments in the Company and/or its shares by virtue of the provisions of the Agreements and/or any right or option of the Partnership granted thereby, then the Partnership shall be entitled to pledge, charge, or create, to a third party, those shares in the Company representing such additional investments in order to secure any obligation for repayment of the said investment by the Partnership or any such third party.

     (b)  grant loans to any third party whatsoever;

     (c) subject to (a) above, become guarantor or security for any third party whatsoever, including any of the partners being a member of the Partnership;

     (d) charge or assign any of the assets of the Partnership to any third party whatsoever other than those shares in the Company which represent one half of the shares held by the Partnership and that part of its rights under the Agreements which are to be charged to Bank Hapoalim B.M. as security for a loan in an amount equal to the Credits which are to be granted by the Bank to the Partnership;


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

      (e) distribute the profits of the Partnership or pay to any of the partners a management fee or other payment whatsoever or grant loans to its partners unless all payments of interest and principal of the Credits due on the date of such distribution or payment have been paid to the Bank on the due dates for payment thereof and there has been deposited and pledged to the Bank an amount equal to the installments of interest and principal of the Credits due to the Bank in the next 12 months, and this provided that such distribution or payment is made from proceeds received in the ordinary course of business of the Company; save that dividends declared by the Company which are not to be paid out of profits made by it in the ordinary course of business, shall be used by the Partnership for prepayment of the Credits;

     (f) during the first two years from the date hereof, the interest - either directly or indirectly - of Ampal in the Partnership, may be reduced to 70% and thereafter to 50%, save that in any event Ampal shall - either directly or indirectly - continue to own 75% of all rights in the general partner of the Partnership; any other change in the composition of the Partnership requires the prior written consent of the Bank, and any application for such consent shall be considered by the Bank in light of all the circumstances at that time.

6. The Partnership shall ensure that so long as any part of the Credits remains outstanding:

     (a) the Company shall fully observe the obligations as set out in Appendix "B" attached hereto.

     (b) all the agreements between the Company and Motorola to operate the system and the services required (which shall continue to be granted by Motorola) will be on such terms as are contemplated in the PS Agreement.

     (c) to notify the Bank of any material adverse change which has occurred or is likely to occur to the business operations or financial condition of the Company, immediately upon such event being known to them or the possibility of such event occurring.

     (d) to take all steps to prevent declarations of dividends and/or payment of management fees by the Company if in its opinion the result thereof is likely to adversely affect the business of the Company and/or likely to cause an adverse change in the economic and/or financial situation of the Company.

     (e) not to change or waive in a material manner the rights granted to the Partnership within the framework of the Agreements without receiving the Bank's prior written consent in writing.

     (f) the loans received or to be received by the Partnership from Bank Hapoalim B.M. to enable it to purchase further shares in the Company, parallel with the Credits, will be on terms similar as to interest rate and repayment terms as the Credits received and/or to be received from the Bank.

7.   There shall serve as security for the repayment of the Credits:


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

     (a) a first degree pledge in favour of the Bank, unlimited in amount, of 5,500,000 cumulative participating preference shares with a nominal value of NIS. 1 each, held by the Partnership in the Company (the "Shares"). The Shares be deposited in a Securities Deposit Account opened for that purpose with the Bank.

     (b) a charge by way of assignment of 50% of the rights of the Partnership against Motorola contained in the Agreements. - the Partnership confirms that no amendments have been made to the PS Agreement since the date thereof apart from Amendment No. 1 dated 22nd January 1998.

8. The Bank shall be entitled to exercise the rights granted to it in Clause 22 of the General Conditions on the occurrence of any of the events detailed in Clause 9 of the Pledge of Shares referred to in Clause 7 (a) above.

9. The rights of the Partnership under this document are not assignable or transferable in any manner whatsoever to any third party and the Partnership may not disclose the contents of this document to any third party, without the prior written consent of the Bank.

10. Should any of the partners in the Partnership wish to resign from the Partnership, then the Bank shall consider the possibility of releasing such partner from its obligations in respect of the Credits, subject to its prepaying such proportion of the Credits as corresponds to its proportion in its share of the Partnership.

11. It is a condition of the granting of the Credits that the Bank receives a comfort letter signed by Ampal American Israel Corporation in the text annexed hereto, marked Appendix "C".

12. Wherever the terms contained in these Additional Terms and Conditions shall be in conflict with the General Conditions, then the terms contained in these Additional Terms and Conditions shall prevail.

                             -----------------------
               signed by Ampal Communications Holding Company Ltd.
                      for and on behalf of the Partnership
                 as its General Partner and also in its own name


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